As filed with the Securities and Exchange Commission on September 5, 2024

Registration Statement No. 333-232714

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 Post-Effective Amendment

to Registration Statements on

Form S-8

Under

THE SECURITIES ACT OF 1933

ASSETMARK FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	30-0774039
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1655 Grant Street, 10th Floor Concord, California 94520 (Address of Principal Executive Offices)	94520 (Zip Code)

AssetMark Financial Holdings, Inc. 2019 Equity Incentive Plan

Stock Option Award Notice and Agreement as of July 17, 2019 with Charles G. Goldman

Stock Option Award Notice and Agreement as of July 17, 2019 with Jeremiah H. Chafkin

Stock Option Award Notice and Agreement as of July 17, 2019 with Natalie Grace Wolfsen

Stock Option Award Notice and Agreement as of July 17, 2019 with Michael Kim

Stock Option Award Notice and Agreement as of July 17, 2019 with Mukesh Mehta

Stock Option Award Notice and Agreement as of July 17, 2019 with Carrie E. Hansen

Stock Option Award Notice and Agreement as of July 17, 2019 with Gary G. Zyla

Stock Option Award Notice and Agreement as of July 17, 2019 with Ted F. Angus

Stock Option Award Notice and Agreement as of July 17, 2019 with Michael J. Abelson

Stock Option Award Notice and Agreement as of July 17, 2019 with Zoe Brunson

Stock Option Award Notice and Agreement as of July 17, 2019 with Matthew J. Matrisian

Stock Option Award Notice and Agreement as of July 17, 2019 with Jason Terrance Thomas

Stock Option Award Notice and Agreement as of July 17, 2019 with Gaurav Auditya

Stock Option Award Notice and Agreement as of July 17, 2019 with Tamara N. Bohlig

Stock Option Award Notice and Agreement as of July 17, 2019 with Cathleen M. Clauson

Stock Option Award Notice and Agreement as of July 17, 2019 with Davin A. Gibbins

Stock Option Award Notice and Agreement as of July 17, 2019 with John M. Hahn

Stock Option Award Notice and Agreement as of July 17, 2019 with Raygar Khailany

Stock Option Award Notice and Agreement as of July 17, 2019 with Joel David McNatt

Stock Option Award Notice and Agreement as of July 17, 2019 with Esi Minta-Jacobs

Stock Option Award Notice and Agreement as of July 17, 2019 with Bradford P. Wheeler

Stock Option Award Notice and Agreement as of July 17, 2019 with Vickie L. Edwards

Stock Option Award Notice and Agreement as of July 17, 2019 with Anthony N. Huynh

Stock Option Award Notice and Agreement as of July 17, 2019 with Thomas W. McCarthy IV

Stock Option Award Notice and Agreement as of July 17, 2019 with David A. Pologe

(Full title of the plans)

Michael Kim

Chief Executive Officer and President

AssetMark Financial Holdings, Inc.

1655 Grant Street, 10th Floor

Concord, CA 94520

(Name and address of agent for service)

(925) 521-2200

(Telephone number, including area code, of agent for service)

With copies to:

Alan F. Denenberg

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, California 94025

Telephone: (650) 752-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following registration statement on Form S-8 (File No. 333-232714) filed on July 19, 2019 (the “Registration Statement”) by AssetMark Financial Holdings, Inc., a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “SEC”):

Registration Number	Filing Date	Name of Equity Plan or Agreement	Shares of Common Stock, Par Value $0.001 Per Share
333-232714	July 19, 2019	AssetMark Financial Holdings, Inc. 2019 Equity Incentive Plan	4,887,691
333-232714	July 19, 2019	Stock Option Award Notice and Agreement as of July 17, 2019 with Charles G. Goldman	284,605
333-232714	July 19, 2019	Stock Option Award Notice and Agreement as of July 17, 2019 with Jeremiah H. Chafkin	62,095
333-232714	July 19, 2019	Stock Option Award Notice and Agreement as of July 17, 2019 with Natalie Grace Wolfsen	62,095
333-232714	July 19, 2019	Stock Option Award Notice and Agreement as of July 17, 2019 with Michael Kim	62,095
333-232714	July 19, 2019	Stock Option Award Notice and Agreement as of July 17, 2019 with Mukesh Mehta	62,095
333-232714	July 19, 2019	Stock Option Award Notice and Agreement as of July 17, 2019 with Carrie E. Hansen	62,095
333-232714	July 19, 2019	Stock Option Award Notice and Agreement as of July 17, 2019 with Gary G. Zyla	62,095
333-232714	July 19, 2019	Stock Option Award Notice and Agreement as of July 17, 2019 with Ted F. Angus	62,095
333-232714	July 19, 2019	Stock Option Award Notice and Agreement as of July 17, 2019 with Michael J. Abelson	18,551
333-232714	July 19, 2019	Stock Option Award Notice and Agreement as of July 17, 2019 with Zoe Brunson	12,758
333-232714	July 19, 2019	Stock Option Award Notice and Agreement as of July 17, 2019 with Matthew J. Matrisian	12,758
333-232714	July 19, 2019	Stock Option Award Notice and Agreement as of July 17, 2019 with Jason Terrance Thomas	10,206
333-232714	July 19, 2019	Stock Option Award Notice and Agreement as of July 17, 2019 with Gaurav Auditya	12,758
333-232714	July 19, 2019	Stock Option Award Notice and Agreement as of July 17, 2019 with Tamara N. Bohlig	10,206
333-232714	July 19, 2019	Stock Option Award Notice and Agreement as of July 17, 2019 with Cathleen M. Clauson	10,206
333-232714	July 19, 2019	Stock Option Award Notice and Agreement as of July 17, 2019 with Davin A. Gibbins	10,206
333-232714	July 19, 2019	Stock Option Award Notice and Agreement as of July 17, 2019 with John M. Hahn	12,758
333-232714	July 19, 2019	Stock Option Award Notice and Agreement as of July 17, 2019 with Raygar Khailany	10,206
333-232714	July 19, 2019	Stock Option Award Notice and Agreement as of July 17, 2019 with Joel David McNatt	12,758
333-232714	July 19, 2019	Stock Option Award Notice and Agreement as of July 17, 2019 with Esi Minta-Jacobs	12,758

333-232714	July 19, 2019	Stock Option Award Notice and Agreement as of July 17, 2019 with Bradford P. Wheeler	10,206
333-232714	July 19, 2019	Stock Option Award Notice and Agreement as of July 17, 2019 with Vickie L. Edwards	10,206
333-232714	July 19, 2019	Stock Option Award Notice and Agreement as of July 17, 2019 with Anthony N. Huynh	10,206
333-232714	July 19, 2019	Stock Option Award Notice and Agreement as of July 17, 2019 with Thomas W. McCarthy IV	12,758
333-232714	July 19, 2019	Stock Option Award Notice and Agreement as of July 17, 2019 with David A. Pologe	10,206

On September 5, 2024, pursuant to the Agreement and Plan of Merger, dated April 25, 2024, by and among the Registrant, GTCR Everest Borrower, LLC, a Delaware limited liability company (“Parent”), and GTCR Everest Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), the Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as a wholly owned subsidiary of Parent.

In connection with the Merger, the Registrant has terminated all offerings of its securities pursuant to the Registration Statement. The Registrant is filing this Post-Effective Amendment to the Registration Statement pursuant to Rule 478 under the Securities Act of 1933, as amended, and the undertakings in the Registration Statement, to terminate the effectiveness of the Registration Statement and remove from registration by means of a post-effective amendment any and all securities of the Registrant registered thereunder that remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities. After giving effect to this Post-Effective Amendment, there will be no remaining securities registered by the Company pursuant to the Registration Statements.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, AssetMark Financial Holdings, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, State of California, on September 5, 2024.

AssetMark Financial Holdings, Inc.

By:	/s/ Gary Zyla
Gary Zyla
Chief Financial Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.